UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2010

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry Into a Material Definitive Agreement

On January 25, 2010, Golden Phoenix Minerals, Inc. (the “Company”) entered into an Employment Separation and Severance Agreement dated as of January 19, 2010 (the “Separation Agreement”) with David A. Caldwell, the Company’s current Chief Executive Officer (“CEO”), interim Chief Financial Officer (“CFO”) and a member of the Company’s board of directors (“Board”).   Pursuant to the terms of the Separation Agreement, Mr. Caldwell will resign from his positions as CEO, CFO and as a member of the Board effective as of February 1, 2010 (the “Termination Date”).  The Separation Agreement terminates that certain Employment Agreement between the Company and Mr. Caldwell dated February 27, 2006, as amended by that certain Addendum to Employment Agreement dated January 31, 2007, pursuant to which the Company has employed Mr. Caldwell as its CEO since January 31, 2007 (collectively, the “Employment Agreement”).

Under the terms of the Separation Agreement, in settlement of all outstanding amounts owed to Mr. Caldwell, including, but not limited to, those amounts due in accrued and unpaid salary, expenses, director’s fees and repayment of certain loans made to the Company, as well as all amounts owed as severance pursuant to the terms of the Employment Agreement, the Company shall: (i) make cash payments of an aggregate of $25,000, half of which was paid upon the agreement of the principal terms of the Separation Agreement and the other half paid upon the signing of the Separation Agreement; (ii) a subsequent cash payment of $20,378.57 upon the earlier to occur of the Company’s closing of a transaction involving the Company’s Mineral Ridge mining property or a financing by a third party involving an infusion of working capital to the Company of at least $250,000 (the “Subsequent Payment”); and (iii) issue to Mr. Caldwell an unsecured promissory note (the “Note”), in the principal amount of $366,623.32, such Note to accrue interest at a rate of 2.0% per annum, with a maturity date twenty-four (24) months from the date of the Separation Agreement.   Further, pursuant to certain events and conditions as set forth in the Separation Agreement, Mr. Caldwell can be issued shares of Company common stock in lieu of cash payments for the Note and the Subsequent Payment.

The Separation Agreement further provides that Mr. Caldwell will form a new company, Phoenix Development Group, LLC, a Nevada limited liability company (“PDG”), to operate as a mine exploration and evaluation enterprise.  It is contemplated that Mr. Caldwell will serve as CEO and Exploration Geologist of PDG.  Under the terms of the Separation Agreement, PDG is obligated to issue to the Company equity interests representing twenty-five percent (25%) ownership in PDG in exchange for ongoing monthly cash payments of $7,500 (“PDG Payments”), such payments to commence 30 days after the formation of PDG and continue on a monthly basis for a period of twenty-four (24) months, all as to be further detailed in a contribution agreement by and between PDG and the Company at a later time.  Further, pursuant to the Separation Agreement, the Company will have a right of first refusal to negotiate with PDG for the purchase of any mining, mineral or exploration property rights identified and acquired by PDG.  In addition, as set forth in the Separation Agreement, PDG can be issued shares of Company common stock in lieu of the PDG Payments.

The foregoing description is qualified in its entirety by reference to the Separation Agreement filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement

In connection with the Separation Agreement disclosed in Item 1.01 of this Current Report on Form 8-K, on January 25, 2010, the Company and Mr. Caldwell mutually agreed to terminate the Employment Agreement, as previously reported on the Company’s Annual Report on Form 10-K filed with the Securities Exchange Commission (the “SEC”) on April 17, 2006, and the Addendum, as previously reported on the Company’s Current Report on Form 8-K filed with the SEC on February 5, 2007.  Under the terms of the Separation Agreement, all relationships between Mr. Caldwell and the Company were terminated as of the Termination Date.  For additional information, please see the disclosures provided in Item 1.01 herein.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(i)           As disclosed in Item 1.01 of this Current Report on Form 8-K, Mr. Caldwell and the Company entered into a Separation Agreement on January 25, 2010, whereby Mr. Caldwell resigned as the CEO, CFO and as a member of the Board and all other positions he held with the Company and on behalf of the Company, effective February 1, 2010.  Mr. Caldwell’s resignation did not result from any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.   For additional information relating to the terms of Mr. Caldwell’s resignation, see the disclosure provided in Item 1.01.

The foregoing description is qualified in its entirety by reference to the Separation Agreement filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

(ii)         Further, in connection with the resignation of Mr. Caldwell as CEO, the Company’s Board has approved the appointment of Thomas Klein, a current director of the Company, as the Company’s new CEO, effective February 1, 2010.  Mr. Klein has served as a director of the Company since December 2008 and his most recent biographical information can be found on the Company’s Form 10-K/A as filed with the SEC on November 25, 2009.  It is anticipated that the Company and Mr. Klein will enter into an arrangement related to his new appointment as CEO, which will be disclosed at such time.  Mr. Klein has no family relationships with any other executive officer or director of the Company and other than his current compensatory arrangements, has not entered into any related party transactions involving the Company.

(iii)         Also, effective upon Mr. Caldwell’s resignation as interim CFO, the Company’s Board has approved the appointment of J. Roland Vetter as the Company’s new CFO, effective February 1, 2010.   Mr. Vetter has served as a director of the Company since May 2008 as well as Chair of the Company’s Audit Committee and his most recent biographical information can be found on the Company’s Form 10-K/A as filed with the SEC on November 25, 2009.  Mr. Vetter’s current compensatory arrangement with the Company has not changed, however, in the event the Company and Mr. Vetter enter into an arrangement as a result of his appointment as CFO, such arrangement will be disclosed at that time.  Mr. Vetter has no family relationships with any other executive officer or director of the Company and other than his current compensatory arrangement, has not entered into any related party transactions involving the Company.

(iv)        Finally, in connection with Mr. Caldwell’s resignation from the Board, Robert Martin has been appointed by the Board to fill such vacancy and will now serve as Chairman of the Company’s Board effective February 1, 2010.  Mr. Martin is currently the Company’s President and Secretary.  In addition, Clyde Harrison has been appointed Chair of the Company’s Audit Committee, replacing Mr. Vetter who has been appointed the Company’s new CFO, as noted in Item 5.02(iii) above.  Mr. Harrison has been a director of the Company since June 2009.   Neither Mr. Martin’s nor Mr. Harrison’s current compensatory arrangement with the Company will change as a result of their appointments as Chairman of the Board and Audit Committee Chairman, respectively.  Further, other than their current compensatory arrangements, neither Mr. Martin nor Mr. Harrison has entered into any related party transactions involving the Company.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

On January 29, 2010, the Company issued a press release announcing certain management changes including the appointment of Mr. Thomas Klein as the Company’s new CEO, the Company’s appointment of Mr. Roland Vetter as CFO, Mr. Robert Martin’s appointment as Chairman of the Board, and the resignation of Mr. David Caldwell, former CEO, interim CFO and director of the Company, all as discussed in greater detail above under Items 1.01 and 5.02.

A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1	Employment Separation and Severance Agreement
99.1	Press Release dated January 29, 2010, entitled, “Golden Phoenix Appoints Thomas Klein as CEO and Reaches Agreement to Form the Phoenix Development Group LLC with David Caldwell”

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated: January 29, 2010	By:	/s/ Robert P. Martin
Robert P. Martin
President